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                                                                    EXHIBIT 23.1

As independent public accountants, we hereby consent to the incorporation by reference in the following Registration Statements of Caremark Rx, Inc. (a Delaware corporation) of our reports dated February 1, 2001 (except for Note 17, as to which the date is March 15, 2001), with respect to the consolidated financial statements and schedule of Caremark Rx, Inc. included in this Form 10-K for the year ended December 31, 2000:

         Form S-8 33-86806 pertaining to the 1993 Stock Option Plan;

         Form S-8 333-11875 pertaining to MedPartners' Incentive Compensation
            Plan;

         Form S-8 333-11127 pertaining to the 1995 Stock Option Plan;

         Form S-8 333-05703 pertaining to MedPartners' Employee Savings Plan;

         Form S-8 333-14159 pertaining to Caremark's Employee Savings Plan;

         Form S-8 333-14163 pertaining to Caremark's Non-Employee Director Stock
            Option Plan and Caremark's Stock Purchase Plan;

         Form S-8 333-38835 pertaining to MedPartners' 1997 Long Term Incentive
            Compensation Plan;

         Form S-8 333-16863 pertaining to MedPartners' Employee Stock Purchase
            Plan;

         Form S-8 333-17339 pertaining to the resale of common stock by certain selling shareholders;

         Form S-8 333-30145 pertaining to the MedPartners' 1994 Non-Employee
            Director Stock Option Plan and 1994 Incentive Plan;

         Form S-8 333-42967 pertaining to the Amended and Restated 1995 Stock
            Option Plan;

         Form S-8 333-50849 pertaining to MedPartners' 1997 Long Term Incentive
            Compensation Plan;

         Form S-3 333-53761 pertaining to the resale of common stock by certain selling shareholders;

         Form S-8 333-64371 pertaining to MedPartners' 1998 Employee Stock
            Option Plan;

         Form S-8 333-68709 pertaining to the Non-Qualified Stock Option
            Agreement Dated August 6, 1998 between MedPartners and Edwin M. Crawford;

         Form S-8 333-68707 pertaining to MedPartners' 1998 New Employee Stock
            Option Plan; and

         Form S-3 333-90583 pertaining to the offering of Preferred Securities by Caremark Rx Capital Trust I.



ARTHUR ANDERSEN LLP



Atlanta, Georgia
March 15, 2001